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                                Service Agreement

This Agreement is made as of the 1st day of February 2000 ("Effective Date") by and between Cisco Systems, Inc. a California corporation, with offices located at 170 West Tasman, San Jose, CA 95134 and Cisco's Affiliates ("COMPANY") and Predictive Systems, Inc., a Delaware corporation, with offices located at 1121 Pacific Ave. Santa Cruz, CA 95060 and Predictive Systems Affiliates ("Predictive Systems").

In consideration of the mutual covenants and promises set forth below, the parties agree as follows:

1.   Duties and Obligations.

1.1  Predictive Systems agrees to:

     (a) perform the services ("Services") described in each written statement signed by both parties (each a "Work Statement"). All Work Statements shall state the Services to be provided, the applicable fee of Predictive Systems and such other terms as the parties shall agree. The initial Work Statement is set forth in Exhibit A hereto.
     (b) perform additional services upon execution of subsequent Work Statements by authorized representatives of both parties;
     (c) provide adequate supervision, if applicable, to assure proper performance of the Services in accordance with Exhibit A;
     (d) keep Company advised of the progress of the Services by organizing meetings between Company and Predictive Systems at mutually agreed upon times and frequencies;
     (e) permit any representative of Company to review from time to time the results of the Services;
     (f) provide Company with such deliverables, reports, specifications, drawings, models, and the like, as are appropriate to the nature of the Services and as specified in the appropriate Work Statement;
     (g) keep records of work performed which Company may review from time to time upon reasonable notice to Predictive Systems;
     (h) ensure that Predictive Systems and its employees comply with Company's safety, security and code of conduct regulations;
     (i) ensure that Predictive Systems and its employees comply with Company's requirements regarding, (i) Proprietary information & Invention Agreement for Temporary Employees and Consultants, and (ii) Authorization for Background Check;
     (j)  furnish personnel who are qualified to perform the Services;
     (k) prior to using any subcontractor not an existing employee or contractor of Predictive Systems, obtain Company's written approval of use of such subcontractor;
     (l) execute, for the benefit of Company, an agreement with any subcontractor containing provisions of the character, scope and purpose of this Agreement,
     (m) ensure that any employee, contractor, or subcontractor of Predictive Systems has the legal right to work in the United States at Company and has obtained the proper immigrant status on the United States Immigration and Naturalization Services Form I-9, or successor documentation;
     (n) maintain workers' compensation insurance coverage for employees, contractors, or subcontractors of Predictive Systems; and
     (o) comply with all reasonable instructions given by Company in connection with the Services.

1.2 Each fully executed Work Statement is hereby incorporated in full into this Agreement by reference and shall be subject to each of the terms and conditions of this Agreement.

1.3 Company, may at its sole option and discretion, request the transfer or replacement of any employee or subcontractor of Predictive Systems assigned to perform the Services and Predictive Systems shall forthwith comply.

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2.   Representations and Warranties.

2.1  Predictive Systems represents and warrants that:

     (a) Predictive Systems's performance of the Services and all terms of this Agreement will not breach any agreement that Predictive Systems has, or will have during the term of the Agreement, with another party and there is no other contract or duty on his or her part now in existence inconsistent with this Agreement;
     (b) Predictive Systems has and will obtain non-disclosure, assignment of rights and other appropriate agreements with its employees and contractors, as applicable and necessary, sufficient to protect Company's Confidential Information;
     (c) to the extent that Predictive Systems's obligations hereunder have been subcontracted, Predictive Systems shall remain fully responsible for such obligations and will promptly pay any fees and/or charges due to such Subcontractor;
     (d) Services shall comply with Exhibit A; Services are Year 2000 Compliant per Company's definition available on the following web site: http//: www.ccisco.com; and,
     (e) the Services will be performed in a professional workmanlike manner consistent with industry standards.

2.2 WITHOUT LIMITING THE FOREGOING, PREDICTIVE SYSTEMS MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS WITH RESPECT TO ITS PERFORMANCE OF THE SERVICES HEREUNDER OR ANY DELIVERABLES CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

3. Confidentiality:

3.1 COMPANY expressly acknowledges that the performance of these services will require Predictive Systems to gain access to COMPANY's confidential and proprietary network and information assets, and authorizes this access for the purposes described in the SOW, subject, however, to the Mutual Nondisclosure Agreement, dated October 5, 1998, between COMPANY and Predictive Systems (the "NDA").


3.2 By accepting Predictive Systems services, COMPANY assumes any and all liability for any disclosure of any third-party confidential or proprietary information assets, or any classified information, arising out of or resulting from such Services, and agrees to indemnify, defend and hold harmless Predictive Systems from and against any claim, loss or liability asserted by any person arising out of or relating to any such disclosure, subject, however, to the NDA.

4. Indemnity.

4.1 Predictive Systems shall defend, and indemnify and hold Company harmless from and against any and all claims, injuries, damages, obligations, liabilities, causes of action, judgment or costs including reasonable attorneys' fees, arising out of or in connection with, either directly or indirectly, any intentional, negligent, fraudulent or criminal act or omission of Predictive Systems or its subcontractors in the performance of any Services under this Agreement, or any other act or omission by or under the direction of the Predictive Systems or its employees, agents or subcontractors under this Agreement.

4.2 Company shall defend, and indemnify and hold Predictive Systems harmless from and against any and all claims, injuries, damages, obligations, liabilities, causes of action, judgment or costs including reasonable attorneys' fees, arising out of or in connection with Company's intentional, fraudulent or criminal use or misuse of any deliverables resulting from Services provided to Company by Predictive Systems under this agreement.


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4.3 Notification. Company or Predictive Systems shall promptly notify each other in writing of any claims subject to the indemnifications under Sections 4.1 and
4.2. In the event that any legal actions are taken, copies of all papers in connection with such action shall be promptly forwarded to the respective party. Neither party shall , if involved, incur any expenses or make any settlement without the written consent of the other party.

5. Fees.

5.1 Predictive Systems shall be paid the fixed fees set forth in Exhibit A attached hereto for Predictive Systems's performance of Services under this Agreement, and Company will in no event be obligated to pay Predictive Systems any more than the maximum fee amount stated in Exhibit A.

5.2 Predictive Systems shall submit to Company invoices detailing all the Services rendered and, assuming timely and satisfactory completion of such Services, Company shall pay such invoices within thirty (30) days of receipt of invoice. Such fees are Predictive Systems's sole compensation for rendering Services to Company. The parties agree that Company is not responsible to reimburse any costs or expenses incurred by Predictive Systems in performing the Services unless otherwise agreed to in the applicable Work Statement and/or Exhibit A.

6. Term.

6.1 This Agreement will commence on the Effective Date and will continue until the later of (i) December 31, 2000, or (ii) so long as a Work Statement (Exhibit
A) is in effect and has not been completed, unless terminated earlier as provided in this Agreement ("Initial Term"). This Agreement shall renew month to month after the Initial Term; provided that either party may prevent such renewal, with or without cause, by giving the other party notice thirty (30) days prior to the termination date of the Initial Term of the Agreement.

Termination. Company may terminate this Agreement, in whole or in part, for convenience upon ten (10) days written notice to the Predictive Systems. Immediately upon such notice, Predictive Systems will stop all work related to this Agreement. Company shall pay Predictive Systems within thirty (30) days receipt of invoice for all services rendered prior to notice of termination.

Further, notwithstanding anything to the contrary, this Agreement may be terminated by either party for cause in the event of: (a) breach or default by the other party of a material obligation under this Agreement which is not remedied within thirty (30) days after written notice in accordance with Section 15; (b) a party files for bankruptcy or becomes an involuntary participant in a bankruptcy proceeding, if such proceedings are not dismissed within sixty (60) days after commencement; or, (c) notice of the inability of the other party to perform due to the existence of an Excusable Delay event which is reasonably determined by the terminating party to be a continuing condition; or (d) in the event that any of the Predictive Systems's performance levels as set forth in Exhibit A falls below ninety-five percent (95%) or falls below ninety percent (90%) for three consecutive months, or any four (4) non-consecutive months within a twelve-month period.

7. Insurance.

7.1 As an integral part of this Agreement and prior to initiation of work, Predictive Systems shall deposit with Company's Risk Management Department evidence of adequate insurance protection against fortuitous losses in the form of certificates and/or endorsements (as applicable). The amounts shall be no less than the amounts specified below, or such other amounts as specified in advance in writing by Company's Risk Management Department:

     (a) Workers' Compensation Insurance, in accordance with the provisions of the laws or regulations of the nation, state, territory or province having jurisdiction over Predictive Systems's employees, and Employer's Liability insurance with a minimum limit of liability of One Million Dollars ($1,000,000).


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     (b)  Commercial General Liability Insurance, written on an "occurrence"
          basis, including bodily injury, products/completed operations, broad form property damage, blanket contractual liability, and contractor's liability with a limit of liability not less than Two Million Dollars ($2,000,000) combined single limit per occurrence for bodily injury and property damage and not less than Three Million Dollars ($3,000,000) general aggregate.

     (c) Business Automobile Liability covering use of all owned, non-owned and hired vehicles used in connection with the performance of this Agreement with a limit of liability not less than One Million Dollars ($1000,000) combined single limit per occurrence for bodily injury and property damage.

     (d) Professional Liability (Errors and Omissions) Insurance with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence.

7.2 Waiver. Predictive Systems and its insurer(s) agree to waive all rights of recovery or subrogation which Predictive Systems may have against Company, except where prohibited by law. Such insurance shall substantially include the following waiver of subrogation: Predictive Systems and its respective underwriters hereby waive any and all rights of recovery by way of subrogation or otherwise against Company, by reason of any loss, claim, action or payment which might arise out of or in connection with the work performed under this Agreement

7.3 Additional Insured. Certificates of insurance must include Company, its subsidiaries, and their respective officers, directors, employees, and agents as additional insureds for General Liability and Automobile Liability. All certificates shall provide that the insurer give thirty (30) days written notice to Company prior to any adverse material change in coverage, cancellation or non-renewal of coverages. Said notice shall be submitted to Company's Risk Management Department at 170 W. Tasman Drive, San Jose, CA 95134. Predictive Systems's insurance is to be primary and shall contain cross liability and severability of interest provisions, and any insurance carried by Company shall be excess and non-contributing.

8. Consequential Damages: IN NO EVENT SHALL COMPANY OR PREDICTIVE SYSTEMS BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR EXEMPLARY DAMAGES INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, BUSINESS INTERRUPTIONS, OR LOSS OF INFORMATION, EVEN IF COMPANY OR PREDICTIVE SYSTEMS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9 Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID BY COMPANY TO PREDICTIVE SYSTEMS HEREUNDER DURING THE SIX (6) MONTH PERIOD PRIOR TO THE DATE THE CAUSE OF ACTION AROSE, OR (II) ANY MATTER BEYOND SUCH PARTY'S REASONABLE CONTROL.

10. Audit and Payment Adjustment. Predictive Systems agrees to maintain, in accordance with generally accepted accounting principles, account records necessary to disclose the basis for any charges, ordinary or extraordinary, billed to Company under this Agreement, and shall make them available for examination and audit by Company or its agents prior to, and for a period of two
(2) years after, receipt by Predictive Systems of final payment under this Agreement. Company will have the right to audit such records during normal business hours upon 72 hours notice to Predictive Systems.

11. Access. COMPANY expressly authorizes Predictive Systems to gain access, including without limitation external network access, to COMPANY's computer network and information systems which is reasonable and necessary for the purposes described in the SOW, and COMPANY acknowledges that such access shall be obtained by Predictive Systems with the express permission of COMPANY.


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12. Restrictions Regarding Employees.

12.1 Restrictions Against Solicitation and Hiring. While this agreement is in effect, and for a period of six months subsequent to the termination of this agreement, neither Predictive Systems nor Company shall (i) solicit for employment any of the other party's employees, without the prior written consent of such other party or (ii) knowingly employ, either directly or indirectly (as a consultant, independent contractor or otherwise), any of the other party's employees; provided that any response by an employee of one party to any advertisement of employment opportunities made by the other party targeted to the general public shall not be deemed to be a breach of the foregoing provision.


13.General.

13.1 Notice. Any notice to be given hereunder shall be in writing and addressed to the applicable party at the address stated above, or such other address as the party may designate from time to time by written notice in accordance with this Section. Except as otherwise expressly provided in this Agreement, notices hereunder shall be deemed given and effective (i) if personally delivered, upon delivery, (ii) if sent by overnight rapid-delivery service with tracking capabilities, upon receipt; (iii) if sent by telex, telecopier, or electronic mail, at such time as the party that sent the notice receives confirmation of receipt by the applicable method of transmittal, or (iv) if sent by certified or registered United States mail, within five (5) days of deposit in the mail.

13.2 Severability. If any provision herein shall be held to be invalid or unenforceable for any reason, such provisions shall, to the extent of such invalidity or unenforceability, be of no force or effect, but without in any way affecting the remainder of such provision or any other provision contained herein, all of which shall continue in full force and effect.

13.3 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, successors and assigns; provided, however, that this Agreement and the rights and obligations hereunder are not assignable by Predictive Systems without Company's prior written consent.

13.4 Governing Law. This Agreement and all disputes and suits related thereto shall be governed, construed, and interpreted in accordance with the laws of the State of California without regard to conflicts of laws provisions thereof.

13.5 Compliance with Laws. Predictive Systems hereby represents and warrants that (i) it shall comply with all applicable, local and national laws and regulations; (ii) this Agreement and all of its terms are in full conformance and in compliance with such laws; and (iii) it shall not act in any fashion or take any action which will render Company liable for a violation of the U.S. Foreign Corrupt Practices Act, which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist it or Company in obtaining or retaining business or in caring out the Services hereunder. Upon request, Predictive Systems agrees to issue certificates certifying compliance with any of the aforementioned laws or regulations as may be applicable to the Software and/or services being furnished hereunder.

13.6 Independent Contractor. Predictive Systems hereby acknowledges and agrees that it is an independent contractor to Company and is solely responsible for all taxes, withholdings, and other similar statutory obligations. Predictive Systems agrees to defend, indemnify and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Predictive Systems to satisfy any such tax or withholding obligations. Predictive Systems acknowledges and agrees that it is not an employee, agent, a joint venture, or a partner of Company. Predictive Systems has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of Company. Predictive Systems will supply all tools and equipment necessary to perform the Services unless otherwise agreed to in the Agreement.


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13.7 Export Laws and Restrictions. Predictive Systems shall not transmit, directly or indirectly, any Confidential Information or any technical data received from or disclosed by Company, nor the direct product thereof, outside the United States without Company's prior written consent and in accordance with all export laws and regulations of the United States. Predictive Systems agrees that it does not intend nor will it, directly or indirectly, export or re-export any Confidential Information to anyone who Predictive Systems knows or has reason to know will utilize it in the design, development or production of nuclear, chemical or biological weapons or to anyone who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. Government.

13.8 No Waiver. No delay or failure by either party to exercise or enforce at any time, any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. Any waiver of any right hereunder in a specific circumstance shall not be deemed a waiver of that right in any other circumstances or a waiver of any other right. A waiver to be valid shall be in writing but need not be supported by consideration.

13.9 Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instruments.


13.10 Excusable Delay. Neither party will be liable for any failure or delay in performing any of its obligations under this Agreement, that is due to causes beyond its reasonable control, such as natural catastrophes, governmental acts or labor strikes or difficulties. Predictive Systems will notify Company promptly of any factor, occurrence or event that comes to its attention that may affect or delay Predictive Systems's ability to perform any of its other obligations hereunder. By way of example, such notices shall be given in the event of any loss or reassignment of key employees, threat of strike, knowledge or any allegation that any technology used or to be used in performing Predictive Systems' obligations would infringe on any third party's technology rights, significant loss of data, or significant equipment failure.

13.11 Attorney Fees. The prevailing party in any legal action to enforce or interpret this Agreement shall be entitled to recover reasonable attorney's fees and costs.

13.12 Amendment. This Agreement may be amended or modified only with the prior written consent of Authorized Representatives of both parties.

13.13 Entire Agreement. This Agreement and all schedules, exhibits and attachments hereto constitute the entire agreement between the parties concerning the subject matter hereof. This Agreement replaces and supersedes any prior verbal or written understandings, communications, or representations between the parties.

13.14. Survival. The following provisions shall survive termination or expiration of this Agreement for whatever reason: Sections 3.1.





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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date written above:

Cisco Systems, Inc.


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Signature                          Title                                Date


Predictive Systems, Inc.



________________________________________________________________________________
Signature                          Title                                Date